SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 14
                     TO REGISTRATION STATEMENT NO. 33-48701

                                   ON FORM S-2

                                      Under

                           The Securities Act of 1933

                           IDS Life Insurance Company
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Minnesota
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                   41-0823832
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                70100 AXP Financial Center, Minneapolis, MN 55474
                                 (800) 862-7919
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               Mary Ellyn Minenko
                           IDS Life Insurance Company
             50607 AXP Financial Center, Minneapolis, Minnesota 55474
                                 (612) 671-3678
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

It is proposed that this filing become effective on April 29, 2005.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                                 Calculation of Registration Fee

------------------------------------- ----------------- ------------------------ ----------------------- -------------------
                                                                                 Proposed maximum
Title of each class of securities     Amount to be      Proposed maximum         aggregate offering      Amount of
to be registered                      registered        offering price per unit  price                   registration fee
------------------------------------- ----------------- ------------------------ ----------------------- -------------------
Interests in the Fixed Account of           N/A
the Group, Unallocated Deferred
Combination Fixed/Variable Annuity
Contracts for Qualified Retirement
Plans

                                     PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

The prospectus for IDS Life Group Variable Annuity Contract is incorporated by reference from Part A of Post-Effective Amendment No. 15 to Registration Statement No. 33-47302, filed on or about April 27, 2005.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The expenses of the issuance and distribution of the interests in the Fixed Account of the Contract to be registered, other than commissions on sales of the Contracts, are to be borne by the registrant.

Item 15. Indemnification of Directors and Officers

The amended and restated By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such action or process being hereinafter referred to as a "Proceeding"), by reason of the fact that such person, such person's testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney's fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.

No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.

The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

1.-2.    Not Applicable.

3.1      Copy of Certificate  of  Incorporation  of IDS Life Insurance  Company
         dated July 23, 1957, filed electronically as Exhibit 3.1 to Post-Effective Amendment No. 2 to Registration Statement No. 33-48701 is incorporated by reference.

3.2 Copy of Amended and Restated By-laws of IDS Life Insurance Company, filed electronically as Exhibit 6.2 to Post-Effective Amendment No. 13 to Registration Statement No. 33-47302 is incorporated by reference.

4. Form of Group Deferred Variable Annuity Contract, Form 34660, filed electronically as Exhibit 4.1 to Post-Effective Amendment No. 2 to Registration Statement No. 33-48701 is incorporated by reference.

5. Opinion of Counsel regarding legality of Contracts is filed electronically herewith.

6.-20.   Not Applicable.

21.      List  of  Subsidiaries,   filed   electronically   as  Exhibit  22  to
         Post-Effective Amendment No. 5 to Registration Statement No. 33-48701 is incorporated by reference.

22.      Not Applicable.

23. Consent of Independent Registered Public Accounting Firm is filed electronically herewith.

24.1 Power of Attorney to sign Amendments to this Registration Statement, dated April 13, 2005, is filed electronically herewith.

24.2 Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004, is filed electronically herewith.

25.-27.  Not Applicable.

Item 17. Undertakings

A.  Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement,

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

         (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant represents that it is relying upon the no-action assurance given to the American Council of Life Insurance (pub. avail. Nov. 28,
    1988). Further, the Registrant represents that it has complied with the provisions of paragraphs (1) - (4) of the no-action letter.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, IDS Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 27th day of April, 2005.

                                                IDS Life Insurance Company
                                                --------------------------
                                                (Registrant)


                                                By /s/ Timothy V. Bechtold*
                                                  -------------------------
                                                       Timothy V. Bechtold
                                                       President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of April, 2005.

Signature                                     Title

/s/  Gumer C. Alvero*                         Director and Executive Vice
------------------------------------          President - Annuities
     Gumer C. Alvero

/s/  Timothy V. Bechtold*                     Director and President
------------------------------------
     Timothy V. Bechtold

/s/  Arthur H. Berman*                        Director and Executive Vice
------------------------------------          President - Finance
     Arthur H. Berman                         (Principal Financial Officer)

/s/  B. Roger Natarajan*                      Director
------------------------------------
     B. Roger Natarajan

/s/  Mark E. Schwarzmann*                     Chairman of the Board and
------------------------------------          Chief Executive Officer
     Mark E. Schwarzmann                      (Chief Executive Officer)

/s/  Bridget M. Sperl*                        Executive Vice President -
------------------------------------          Client Services
     Bridget M. Sperl

/s/  David K. Stewart**                       Vice President and Controller
------------------------------------          (Principal Accounting Officer)
     David K. Stewart

* Signed pursuant to Power of Attorney dated April 13, 2005 filed electronically herewith as Exhibit 24.1 to Registrant's Post-Effective Amendment No. 14, by:

** Signed pursuant to Power of Attorney dated July 7, 2004 filed electronically herewith as Exhibit 24.2 to Registrant's Post-Effective Amendment No. 14, by:



/s/ Mary Ellyn Minenko
----------------------
    Mary Ellyn Minenko
    Counsel